Exhibit 99.1

FOR IMMEDIATE RELEASE

November 9, 2020	NYSE American – REI

RING ENERGY ANNOUNCES FINANCIAL AND OPERATIONAL RESULTS

FOR THE THREE AND NINE-MONTH PERIODS ENDING SEPTEMBER 30, 2020

Midland, TX. November 9, 2020 - Ring Energy, Inc. (NYSE American: REI) (“Ring”) (“Company”) announced today financial and operational results for the third quarter ended September 30, 2020.

Q3 2020 Highlights

•	Increased net oil & gas sales by 74.0% to 9,549 Boe/d (89% oil), compared to 5,487 Boe/d (86% oil) for Q2 2020

•	Decreased LOE[1] by 38.5% to $8.88 million or $10.11/Boe, compared to $14.43 million or $14.03/Boe for Q3 2019

•	Decreased cash G&A2 by 34.6% to $1.93 million or $2.20/Boe, compared to $2.95 million or $2.87/Boe for Q3 2019

•	Reported net loss of $1.96 million, or $0.03 per diluted share. Excluding the unrealized loss on derivatives and a non-cash charge for stock-based compensation, adjusted net income[3] per diluted share is $0.05/share

•	Adjusted EBITDA[3] increased 44.6% to $19.9 million, compared to $13.7 million for Q2 2020

•	Free cash flow (“FCF”) [3] increased 45.8% to $11.3 million, compared to $7.7 million for Q2 2020

•	Reduced bank debt by $15.0 million, outstanding balance is $360 million

•	Increased liquidity[3] to $32.2 million

•	Reduced capital spending by 79.9% to $4.3 million, compared to $21.4 million for Q3 2019

•	Net realized gain on derivates of approximately $1.7 million

Q1-Q3 2020 Highlights and Subsequent Events

•	Decreased LOE[1] by 25.8% to $24.72 million or $10.47/Boe during first nine months of 2020, compared to $33.3 million or $11.51/Boe for the same nine months of the prior year

•	Decreased cash G&A2 by 44.3% to $7.15 million or $3.03/Boe during first nine months of 2020, compared to $12.85 million or $4.44/Boe for the same nine months of the prior year

•	Reported net loss of $93.2 million, or $1.37 per diluted share through September 30, 2020. Excluding the unrealized loss on derivatives, ceiling test write down and a non-cash charge for stock-based compensation, adjusted net income[3] per diluted share is $0.21/share

•	Generated adjusted EBITDA[3] of $61.6 million through September 30, 2020

•	Remained FCF[3] positive for four consecutive quarters and generated over $27.0 million FCF[3] through Q3 2020

•	Reduced capital spending by 77.8% to $22.2 million during the first nine months of 2020, compared to $99.8 million for the same nine months of the prior year (excludes Wishbone acquisition in 2019)

•	Net realized gain on derivates of approximately $18.8 million through September 30, 2020

•	Announced appointment of Paul D. McKinney as Chief Executive Officer & Chairman of the Board

•	Reorganized the Board of Directors by replacing three insiders with three independent Directors

•	Raised ~$19.1 million in net proceeds further improving liquidity from public and registered direct offerings

•	Posted a positive average operating margin[4] of $20.60/Boe through September 30, 2020

(1) Lease operating expenses “LOE” excludes ad valorem taxes

(2) Cash G&A excludes stock-based compensation & operating lease expense

(3) The Company defines and reconciles adjusted EBITDA, adjusted net income and other non-GAAP financial measures to the most directly comparable GAAP measure in supporting tables at the conclusion of this press release. Management believes that the non-GAAP measures are useful information for investors because they are used internally and are accepted by the investment community. They are used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

(4) Operating margin – Net received price per BOE less cash-based expenses per BOE. Calculation of this value is included in supporting tables at the conclusion of this press release.

Management Comments

Paul D. McKinney, Chief Executive Officer and Chairman of the Board, commented, “As commodity prices improved during the third quarter, Ring returned the majority of its previously shut-in wells to production and made excellent progress on our cost reduction initiatives begun earlier in the year. This, along with our hedges, significantly improved our financial results over the second quarter. Because we believe these pandemic-induced economic conditions are likely to continue for an extended period of time, we are putting our growth plans on hold, prioritizing our capital to high-return projects that improve liquidity, and aggressively managing our cost structure so that we can continue to generate free cash flow and pay down debt. We are fortunate that our production portfolio is characterized by the long-life and shallow declines of predominately the San Andres formation and the majority of our drilling inventory is economic in the current price environment giving us the sustainability and flexibility to meet the challenges that we are currently facing.”

Mr. McKinney continued, “During my short tenure here, I have seen firsthand the outstanding job our operations and field personnel have performed in an incredibly challenging environment. They have reduced our lease operating expenses on $/Boe basis by 20% over the prior quarter and 28% over the same three months of the prior year. Not only do I commend them for these achievements, but together, we are exploring additional cost saving and production enhancing ideas that we expect to be evident in future quarters.”

Other Financial Updates

Important to note - the third quarter of 2020 included a pre-tax unrealized loss on derivatives of $6,228,453 and a non-cash charge for stock-based compensation of $565,819. Excluding these items, the net income per diluted share would have been $0.05/share, versus the net loss of $(0.03)/share.

During the nine months ended September 30, 2020, the net income included a pre-tax unrealized gain on derivatives of $14,086,699, a pre-tax ceiling test impairment of $147,937,943 and a non-cash charge for stock-based compensation of $2,557,156. Excluding these items, the net income per diluted share would have been $0.19. The Company believes results excluding these items are more comparable to estimates provided by security analysts and, therefore, are useful in evaluating operational trends of the Company and its performance, compared to other similarly situated oil and gas producing companies.

Third quarter of 2020 the outstanding balance on the Company’s $1 billion senior credit facility was $360 million with a weighted average interest rate on borrowings under the senior credit facility of 4.5%. The next bank redetermination, originally scheduled for November 2020, was extended by the bank group to December 2020 to allow the Company to properly reflect recent cost reductions and operational efficiencies in the reserve information provided to the bank group.

In May 2020, the Company unwound the costless collars for June 2020 and July 2020. Concurrently, the Company entered Swap contracts at $33.24 for 5,500 barrels per day for June and July 2020, equal to the barrels for which the costless collars were unwound. Like costless collars, there is no cost to enter the Swap contracts. On Swap contracts, there is no spread and payments will be made or received based on the difference between WTI and the Swap contract price. The costless collar and Swap pricing do not take into consideration any pricing differentials between NYMEX WTI pricing and the price received by the Company.

2020 costless collars, in place for August through December 2020

BOPD	Put Price	Call Price
1,000	$50.00	$65.83
1,000	$50.00	$65.40
1,000	$50.00	$58.40
1,000	$50.00	$58.25
1,500	$50.00	$58.65

2020 Swap, in place for July 2020

BOPD	Swap Price
5,500	$33.24

Third quarter of 2020, the Company entered derivative contracts for 2021 in the form of costless collars of NYMEX WTI Crude oil. The contracts are for a total of 4,500 barrels of oil per day for the period of January 2021 through December 2021. Again, the costless collar pricing does not take into consideration any pricing differentials between NYMEX WTI pricing and the price received by the Company.

2021 costless collars, in place for January through December 2021

BOPD	Put Price	Call Price
1,000	$45.00	$54.75
1,000	$45.00	$52.71
1,000	$40.00	$55.08
1,500	$40.00	$55.35

Subsequent to September 30, 2020, the Company entered into Swap derivative contracts for 6,000 MMBTU/day for calendar year 2021 at a price of $2.991 per MMBTU and 5,000 MMBTU/day for calendar year 2022 at a price of $2.7255 per MMBTU.

Additional Operations Update

Third quarter of 2020 oil sales were 781,626 barrels (8,496 Bop/d), and gas sales volume were 581,123 MCF (6,317 mcf/d) (thousand cubic feet). On a barrel of oil equivalent (“BOE”) basis for the third quarter of 2020 production sales were 878,480 BOEs (9,549 Boe/d), compared to 499,333 BOEs (5,487 Boe/d) for the second quarter of 2020, a 75.9% increase.

The average price differential the Company experienced from WTI pricing in Q3’2020 was approximately $2.00.

Third quarter of 2020 Lease operating expenses (“LOE”) were $10.11 per BOE, production taxes $ 1.62 per BOE and ad valorem taxes $0.91 per BOE for total of $12.64 per BOE field level all in lifting cost. Depreciation, depletion and amortization costs, including accretion, were $12.59 per BOE, and general and administrative costs, which included a $565,819 charge for stock-based compensation were $2.84 per BOE. Operating lease expense (equipment/office leases) was $0.34 per BOE.

During the nine months ended September 30, 2020, lease operating expenses were $10.47 per BOE, production taxes $1.58 per BOE and ad valorem taxes $1.02 per BOE for total of $13.07 per BOE field level all in lifting cost. Depreciation, depletion, and amortization costs, including accretion, were $13.78 per BOE, and general and administrative costs, which included a $2,557,156 charge for stock-based compensation, were $4.11 per BOE. Operating lease expense (equipment/office leases) was $0.37 per BOE.

Subsequent Events Update

Changes occurred to executive management and to the Board of Directors. Mr. Lloyd T. Rochford resigned from his employment position of Executive Chairman and from the Board of Directors but will remain in an advisory capacity to Mr. Paul McKinney. Mr. Kelly Hoffman resigned as Chief Executive Officer and from the Board of Directors. Mr. Stanley McCabe resigned from the Board of Directors. Mr. David Fowler resigned from the Board of Directors but remains as President of the Company. Mr. Paul D. McKinney was appointed as Chairman of the Board and as Chief Executive Officer. Additionally, Mr. Thomas L. Mitchell, John A. Crum and Richard E. Harris were appointed to the Board as independent Directors.

The Company completed a public offering and concurrently completed a registered direct offering of common shares, pre-funded warrants, and common warrants. In total, the company issued 13,075,800 shares, 16,728,500 pre-funded warrants and 29,804,300 common warrants. Gross proceeds received at closing were approximately $20.8 million and net proceeds are anticipated to be approximately $19.1MM.

The previously announced plan to divest of Delaware Basin assets failed to close. The Company continues to attempt to work with the buyer, but the termination process has been initiated and unless an agreement can be reached, the contracts will terminate on November 12, 2020.

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development and production company with current operations in Texas and New Mexico.

www.ringenergy.com

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitations, statements with respect to the Company’s strategy and prospects. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2019, its Form 10Q for the quarter ended September 30, 2020 and its other filings with the SEC. Readers and investors are cautioned that the Company’s actual results may differ materially from those described in the forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to acquire productive oil and/or gas properties or to successfully drill and complete oil and/or gas wells on such properties, general economic conditions both domestically and abroad, and the conduct of business by the Company, and other factors that may be more fully described in additional documents set forth by the Company.

For further information contact:

David Fowler, President

Ring Energy, Inc.

(432) 682-7464

Bill Parsons

K M Financial, Inc.

(702) 489-4447

RING ENERGY, INC.

CONDENSED STATEMENTS OF OPERATIONS

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
		2019		2019
	2020	(restated)	2020	(restated)

Oil and Gas Revenues	$31,466,544	$50,339,105	$81,673,465	$143,471,645

Costs and Operating Expenses
Oil and gas production costs (including ad valorem taxes)	9,678,011	15,478,052	27,128,768	36,455,925
Oil and gas production taxes	1,427,041	2,307,226	3,731,046	6,802,996
Depreciation, depletion and amortization	10,826,989	14,115,170	31,848,093	41,659,494
Ceiling test impairment	-	-	147,937,943	-
Asset retirement obligation accretion	230,784	236,207	694,113	681,386
Operating lease expense	295,631	114,112	876,889	370,462
General and administrative expense (including stock-based compensation)	2,496,927	3,745,928	9,709,431	15,287,072

Total Costs and Operating Expenses	24,955,383	35,996,695	221,926,283	101,257,335

Income (Loss) from Operations	6,511,161	14,342,410	(140,252,818)	42,214,310

Other Income (Expense)
Interest income	1	9	7	13,505
Interest expense	(4,457,250)	(4,556,509)	(12,958,788)	(9,589,434)
Realized gain on derivatives	1,726,373	-	18,814,068	-
Unrealized gain (loss) on change in fair value of derivatives	(6,228,453)	1,877,368	14,086,699	3,066,913

Net Other Income (Expense)	(8,959,329)	(2,679,132)	19,941,986	(6,509,016)

Income (Loss) before Tax Provision	(2,448,168)	11,663,278	(120,310,832)	35,705,294

(Provision for) Benefit from Income Taxes	486,565	(2,805,278)	27,153,281	(11,235,437)

Net Income (Loss)	$(1,961,603)	$8,858,000	$(93,157,551)	$24,469,857

Basic Earnings (Loss) per Share	$(0.03)	$0.13	$(1.37)	$0.37
Diluted Earnings (Loss) per Share	$(0.03)	$0.13	$(1.37)	$0.37

Basic Weighted-Average Shares Outstanding	67,980,961	67,811,127	67,985,168	66,149,469
Diluted Weighted-Average Shares Outstanding	67,980,961	67,836,968	67,985,168	66,401,422

COMPARATIVE OPERATING STATISTICS

	Three Months Ended September 30,
	2020	2019	Change

Net Sales - BOE per day	9,549	11,183	-14.6%
Per BOE:
Average Sales Price	$35.82	$48.93	-26.8%
Lease Operating Expenses (excluding ad valorem taxes)	10.11	14.03	-28.0%
Ad valorem Taxes	0.91	1.01	-10.1%
Production Taxes	1.62	2.24	-27.7%
DD&A	12.32	13.72	-10.2%
Accretion	0.26	0.23	13.0%
General & Administrative Expenses (excluding stock-based compensation)	2.20	2.87	-23.4%
Operating Lease Expense	0.34	0.11	209.0%
Realized (gain) loss on derivatives	(1.97)	0.00	N/A
Interest Expense	5.07	4.43	14.6%

Operating Margin(4)	$17.54	$24.24	-27.6%

	Nine Months Ended September 30,
	2020	2019	Change

Net Sales - BOE per day	8,617	10,607	-18.8%
Per BOE:
Average Sales Price	$34.59	$49.55	-30.2%
Lease Operating Expenses (excluding ad valorem taxes)	10.47	11.51	-9.0%
Ad valorem Taxes	1.02	1.08	-5.8%
Production Taxes	1.58	2.35	-32.8%
DD&A	13.49	14.39	-6.2%
Accretion	0.29	0.24	20.8%
General & Administrative Expenses (excluding stock-based compensation)	3.03	4.44	-31.7%
Operating Lease Expense	0.37	0.13	184.6%
Realized (gain) loss on derivatives	(7.97)	0.00	N/A
Interest Expense	5.49	3.31	65.7%

Operating Margin(4)	$20.60	$26.73	-22.9%

(4) Operating margin – Net received price per BOE less cash-based expenses per BOE.

RING ENERGY, INC.

BALANCE SHEET

	September 30,	December 31,
	2020	2019
ASSETS
Current Assets
Cash	$17,920,817	$10,004,622
Accounts receivable	12,489,321	22,909,195
Joint interest billing receivable	653,607	1,812,469
Derivative receivable	1,711,710	-
Derivative asset	9,518,564	-
Prepaid expenses and retainers	498,610	3,982,255
Total Current Assets	42,792,629	38,708,541
Properties and Equipment
Oil and natural gas properties subject to amortization	953,696,964	1,083,966,135
Financing lease asset subject to depreciation	858,513	858,513
Fixed assets subject to depreciation	1,465,551	1,465,551
Total Properties and Equipment	956,021,028	1,086,290,199
Accumulated depreciation, depletion and amortization	(188,922,137)	(157,074,044)
Net Properties and Equipment	767,098,891	929,216,155
Operating lease asset	990,155	1,867,044
Derivative asset	1,568,057	-
Deferred Income Taxes	21,152,105	-
Deferred Financing Costs	2,647,160	3,214,408
Total Assets	$836,248,997	$973,006,148

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$24,839,820	$54,635,602
Financing lease liability	292,227	280,970
Operating lease liability	814,400	1,175,904
Derivative liabilities	-	3,000,078
Total Current Liabilities	25,946,447	59,092,554

Deferred income taxes	-	6,001,176
Revolving line of credit	360,000,000	366,500,000
Financing lease liability, less current portion	201,528	424,126
Operating lease liability, less current portion	175,755	691,140
Asset retirement obligations	17,119,114	16,787,219
Total Liabilities	403,442,844	449,496,215
Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized;
no shares issued or outstanding	-	-
Common stock - $0.001 par value; 150,000,000 shares
authorized; 67,983,075 shares and 67,993,797 shares
issued and outstanding, respectively	67,983	67,994
Additional paid-in capital	528,755,063	526,301,281
Accumulated deficit	(96,016,893)	(2,859,342)
Total Stockholders' Equity	432,806,153	523,509,933
Total Liabilities and Stockholders' Equity	$836,248,997	$973,006,148

RING ENERGY, INC.

STATEMENTS OF CASH FLOWS

		2019
For the Nine Months Ended September 30,	2020	(restated)
Cash Flows From Operating Activities
Net income (loss)	$(93,157,551)	$24,469,857
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	31,848,093	41,659,494
Ceiling test impairment	147,937,943	-
Accretion expense	694,113	681,386
Amortization of deferred financing costs	567,248	-
Share-based compensation	2,557,156	2,436,035
Deferred income tax provision	(25,573,920)	7,498,112
Excess tax deficiency related to share-based compensation	(1,579,361)	3,737,325
Change in fair value of derivative instruments	(14,086,699)	(3,066,913)
Changes in assets and liabilities:
Accounts receivable	9,867,026	(7,095,256)
Prepaid expenses and retainers	3,483,645	(6,060,699)
Accounts payable	(17,225,782)	(1,055,397)
Settlement of asset retirement obligation	(428,605)	(615,732)
Net Cash Provided by Operating Activities	44,903,306	62,588,212
Cash Flows From Investing Activities
Payments to purchase oil and natural gas properties	(1,189,433)	(263,262,046)
Proceeds from oil and gas property divestiture	4,500,000	-
Payments to develop oil and natural gas properties	(33,586,337)	(122,004,117)
Net Cash Used in Investing Activities	(30,275,770)	(385,266,163)
Cash Flows From Financing Activities
Proceeds from revolving line of credit	21,500,000	327,000,000
Payments on revolving line of credit	(28,000,000)	-
Reduction of financing lease liability	(211,341)	(86,686)
Net Cash (Used in) Provided by Financing Activities	(6,711,341)	326,913,314
Net Change in Cash	7,916,195	4,235,363
Cash at Beginning of Period	10,004,622	3,363,726
Cash at End of Period	$17,920,817	$7,599,089
Supplemental Cash Flow Information
Cash paid for interest	$12,387,670	$5,821,545
Noncash Investing and Financing Activities
Asset retirement obligation incurred during development	$66,387	$602,090
Operating lease assets obtained in exchange for new operating lease liability	-	539,577
Financing lease assets obtained in exchange for new financing lease liability	-	947,435
Capitalized expenditures attributable to drilling projects financed through current liabilities	2,600,000	26,958,655
Acquisition of oil and gas properties
Assumption of joint interest billing receivable	-	1,464,394
Assumption of prepaid assets	-	2,864,554
Assumption of accounts and revenue payables	-	(1,234,862)
Asset retirement obligation incurred through acquisition	-	(2,979,645)
Common stock issued as partial consideration in asset acquisition	-	(28,356,396)
Oil and gas properties subject to amortization	-	296,910,774

Non-GAAP reconciliations

Adjusted net income per share

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
		2019		2019
	2020	(restated)	2020	(restated)
Adjusted net income per share
Net income (loss) per income statement	$(1,961,603)	$8,858,000	$(93,157,551)	$24,469,857
Stock-based compensation	565,819	792,836	2,557,156	2,436,035
Ceiling test write down	-	-	147,937,943	-
Unrealized (gain) loss on derivatives	6,228,453	(1,877,368)	(14,086,699)	(3,066,913)
Tax adjustment for adjusting items	(1,446,501)	230,897	(29,041,348)	134,314

Adjusted net income	$3,386,168	$8,004,365	$14,209,501	$23,973,293

Weighted average shares outstanding	67,980,961	67,836,552	67,985,168	66,401,422

Adjusted net income per share	$0.05	$0.12	$0.21	$0.36

Adjusted EBITDA per share

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
		2019		2019
Adjusted EBITDA	2020	(restated)	2020	(restated)
Net income (loss) per income statement	$(1,961,603)	$8,858,000	$(93,157,551)	$24,469,857

Net interest expense	4,457,249	4,556,500	12,958,781	9,575,929
Unrealized (gain) loss on derivatives	6,228,453	(1,877,368)	(14,086,699)	(3,066,913)
Ceiling test impairment	-	-	147,937,943	-
Income tax expense (benefit)	(486,565)	2,805,278	(27,153,281)	11,235,437
Depreciation, depletion and amortization	10,826,989	14,115,170	31,848,093	41,659,494
Accretion of discounted liabilities	230,784	236,207	694,113	681,386
Stock- based compensation	565,819	792,836	2,557,156	2,436,035

Adjusted EBITDA	$19,861,126	$29,486,623	$61,598,555	$86,991,225

Weighted average shares outstanding	67,980,961	67,836,552	67,985,168	66,401,422

Adjusted net income per share	$0.29	$0.43	$0.91	$1.31

Free cash flow

	For The Three Months		For The Nine Months
	Ended September 30,		Ended September 30,
		2019		2019
	2020	(restated)	2020	(restated)
Adjusted EBITDA	$19,861,126	$29,486,623	$61,598,555	$86,991,225

Net interest expense (excluding amortization of deferred financing costs)	(4,268,126)	(4,556,500)	(12,391,534)	(9,575,929)
Capital expenditures (excluding Northwest Shelf acquisition)	(4,305,557)	(21,413,253)	(22,205,770)	(99,838,922)

Free cash flow	$11,287,443	$3,516,870	$27,001,251	$(22,423,626)

Liquidity, as of September 30, 2020

Cash		$17,920,817
Available under Credit Facility	15,000,000
Outstanding Letters of Credit	(760,438)
Net available under Credit Facility		14,239,562

Liquidity		$32,160,379

Reconciliation of cash flow from operations

		2019
For the Nine Months Ended September 30,	2020	(restated)
Net cash provided by operating activities	$44,903,306	$62,588,212
Change in operating assets and liabilities	4,303,716	14,827,084

Cash flow from operations	$49,207,022	$77,415,296